Exhibit 3.1

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“LENOX GROUP INC.”, A DELAWARE CORPORATION,

WITH AND INTO “DEPARTMENT 56, INC.” UNDER THE NAME OF “LENOX GROUP INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF NOVEMBER, A.D. 2005, AT 4:10 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

			/s/ Harriet Smith Windsor
2308902	8100M	[SEAL]	Harriet Smith Windsor, Secretary of State
050926542			AUTHENTICATION:	4295561
			DATE:	11-15-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:20 PM 11/14/2005
FILED 04:10 PM 11/14/2005
SRV 050926542 - 2308902 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

LENOX GROUP INC. INTO DEPARTMENT 56, INC.

Pursuant to Section 253 of the Delaware General Corporation Law, Department 56, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST, that the Corporation owns all of the outstanding shares of stock of Lenox Group Inc., a corporation incorporated on the 14th day of November, 2005, pursuant to the laws of the State of Delaware.

SECOND, that the Corporation by the following resolutions duly adopted by unanimous consent of its Board of Directors determined to merge Lenox Group Inc. into the Corporation on the 14th day of November, 2005:

RESOLVED, that Department 56, Inc. does hereby merge into itself its wholly owned subsidiary, Lenox Group Inc., and does hereby assume all of the liabilities and obligations of such subsidiary.

FURTHER RESOLVED, that said merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

FURTHER RESOLVED, that, upon the effectiveness of said merger, all of the outstanding shares of stock of Lenox Group Inc. owned by the Corporation shall be canceled, and no securities of the Corporation or any other Corporation nor any money or other property shall be issued to the Corporation in exchange therefor.

FURTHER RESOLVED, that upon effectiveness of said merger, the name of the Corporation shall be changed to “Lenox Group Inc.”

FURTHER RESOLVED, that the proper officers of the Corporation be, and they are hereby, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of their adoption to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy to be recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger and change of name.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairwoman and Chief Executive Officer and attested by its Secretary this 14th day of November, 2005.

Department 56, Inc.

	By	/s/ Susan E. Engel
Susan E. Engel
Chairwoman and Chief Executive Officer

/s/ Louis A. Fantin
Louis A. Fantin, Secretary